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                                                        EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 2 to Registration Statements Nos. 333-78625; 333-78625-01 through 333-78625-28 of Triarc Beverage Holdings
Corp. of our report dated July 30, 1999 appearing in the Prospectus, which is part of such Registration Statements, and to the reference to us under the headings 'Summary Consolidated Financial Data', 'Selected Consolidated Financial Data' and 'Experts' in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
New York, New York
September 30, 1999